SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              -------------------

                                   GARMIN LTD.
             -----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


         Cayman Islands                                  98-0229227
---------------------------------                  ---------------------
(State or Other Jurisdiction                         (I.R.S. Employer
of Incorporation or Organization)                  Identification Number)


         Queensgate House, P.O. Box 30464SMB, 113 South Church Street,
                   George Town, Grand Cayman, Cayman Islands*
            --------------------------------------------------------
             (Address of Principal Executive Offices and Zip Code)

*Garmin Ltd. maintains its registered office at Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, and its principal executive offices at Queensgate House, P.O. Box 30464SMB, 113 South Church Street, George Town, Grand Cayman, Cayman Islands. The executive offices of Garmin Ltd.'s principal United States subsidiary are located at 1200 East 151st Street, Olathe, Kansas 66062.

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [   ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

 Securities Act registration statement file number to which this form relates:

                  File No. 333-45514

         Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                        Name of Each Exchange on Which
To Be So Registered                        Each Class Is To Be Registered
-------------------                        ------------------------------
     None                                          Not Applicable

       Securities to be registered pursuant to Section 12(g) of the Act:

                 Common Shares, par value $0.01 per share
                 ----------------------------------------
                                (Title of Class)

                             INFORMATION REQUIRED IN
                             REGISTRATION STATEMENT

Item 1.      Description of Registrant's Securities to be Registered.

             The Registrant is registering Common Shares, $0.01 par value per share. The Registrant hereby incorporates by reference the description of the Common Shares set forth under the headings "Description of Share Capital" and "Shares Eligible for Future Sale" in the prospectus included in its Registration Statement on Form S-1 (File No. 333-45514) (the "Registration Statement") filed with the Securities and Exchange Commission on September 11, 2000, as amended. Such Registration Statement and all amendments to the Registration Statement are hereby deemed to be incorporated by reference into this registration statement in accordance with the Instruction to Item 1 of this Form.

Item 2.      Exhibits.

               1. Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-45514) of the Registrant, as amended).

               2. Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-45514) of the Registrant, as amended).

               3. Specimen share certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-45514) of the Registrant, as amended).

               4.   Form of Shareholders' Rights Agreement.

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Ac t of 1934, the registrant has duly caused this registration statement to be si g ned on its behalf by the undersigned, thereto duly authorized.


                                    GARMIN LTD.


Date:  November 17, 2000           By:  /s/ Min H. Kao
                                        ___________________________________
                                        Name:  Min H. Kao
                                        Title:    Co-Chief Executive Officer

                                INDEX TO EXHIBITS

Exhibit
Number                     Description

1 Memorandum of Association of the Registrant (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-45514) of the Registrant, as amended).

2 Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-45514) of the Registrant, as amended).

3 Specimen share certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 (File No. 333-45514) of the Registrant, as amended).

4               Form of Shareholders' Rights Agreement.